EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the foregoing statement on Schedule 13D with respect to the Class A Common Stock of Mirion Technologies, Inc. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: July 7, 2023
GS SPONSOR II LLC

By:	/s/ Philip Grovit
Name:	Philip Grovit
Title:	Vice President

GSAM HOLDINGS LLC

By:	/s/ Philip Grovit
Name:	Philip Grovit
Title:	Vice President

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Crystal Orgill
Name:	Crystal Orgill
Title:	Attorney-in-fact

GOLDMAN SACHS & CO. LLC

By:	/s/ Crystal Orgill
Name:	Crystal Orgill
Title:	Attorney-in-fact